115





Exhibit 2.1(i)





                                          RECEIVABLES TRANSFER AGREEMENT

                                          Dated as of September 1, 1999,

                                                   by and among

                                              CONE MILLS CORPORATION,

                                        ANY OTHER ORIGINATORS PARTY HERETO,

                                                        and

                                              CONE RECEIVABLES II LLC








                                                        118

                                                        117


         TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND INTERPRETATION......................................1
SECTION 1.01 Definitions.......................................................1
SECTION 1.02 Rules of Construction.............................................1
ARTICLE II  TRANSFERS OF RECEIVABLES...........................................2
SECTION 2.01 Agreement to Transfers............................................2
 (a) Receivables Transfers....................................................2
 (b) Determination of Sold Receivables........................................2
 (c) Payment of Purchase Price................................................2
 (d) Determination of Contributed Receivables.................................2
 (e) Ownership of Transferred Receivables......................................2
 (f) Reconstruction of General Trial Balance...................................3
 (g) Servicing of Receivables..................................................3
SECTION 2.02 Grant of Security Interest........................................3
SECTION 2.03 Parent Agreement; Addition of Originators.........................3
SECTION 2.04 Termination of Status as an Originator............................4
SECTION 2.05 Transfers of Levi Strauss Europe Receivables......................5
ARTICLE III  CONDITIONS PRECEDENT..............................................5
SECTION 3.01 Conditions to Initial Transfer...................................5
(a) Transfer Agreement; Other Documents........................................5
(b) Governmental and Other Approvals...........................................5
(c) Compliance with Laws.......................................................5
(d) Purchase Agreement Conditions..............................................5
SECTION 3.02 Conditions to all Transfers.......................................6
ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS..........................6
SECTION 4.01 Representations and Warranties of the Originators.................6
(a) Corporate Existence; Compliance with Law...................................6
(b) Executive Offices; Collateral Locations; Corporate or Other Names; FEIN....7
(c) Corporate Power, Authorization, Enforceable Obligations....................7
(d) No Litigation..............................................................7
(e) Solvency...................................................................7
(f) Material Adverse Effect....................................................8
(g) Ownership of Receivables; Liens............................................8
(h) Ventures, Subsidiaries and Affiliates; Outstanding Stock...................8
(i) Taxes......................................................................8
(j) Intellectual Property......................................................9
 (k) Full Disclosure...........................................................9
 (l) Notices to Obligors.......................................................9
 (m) ERISA.....................................................................9
 (n) Brokers..................................................................10
 (o) Margin Regulations.......................................................10
 (p) Nonapplicability of Bulk Sales Laws......................................10
 (q) Securities Act and Investment Company Act Exemptions.....................10
 (r) Government Regulation....................................................10
 (s) Books and Records; Minutes...............................................11
 (t) Deposit and Disbursement Accounts........................................11
 (u) Representations and Warranties in Other Related Documents................11
 (v) Receivables..............................................................11
 (w) Nonavoidability of Transfers.............................................12
 (x)  Years 2000 Problems.....................................................12
 SECTION 4.02 Affirmative Covenants of the Originators........................12
 (a) Offices and Records......................................................12
 (b) Access...................................................................12
 (c) Communication with Accountants...........................................13
 (d) Compliance With Credit and Collection Policies...........................13
 (e) Assignment...............................................................13
 (f) Compliance with Agreements and Applicable Laws...........................14
 (g) Maintenance of Existence and Conduct of Business.........................14
 (h) Notice of Material Event.................................................14
 (i) Use of Proceeds..........................................................15
 (j) Separate Identity........................................................15
 (k) ERISA....................................................................16
 (l) Payment, Performance and Discharge of Obligations........................16
 (m) Deposit of Collections...................................................16
 (n) Accounting Changes.......................................................16
 (o) Adjustments to Sale Price................................................17
 (p) Year 2000 Compliance.....................................................17
 SECTION 4.03 Negative Covenants of the Originators...........................17
 (a) Sale of Assets...........................................................17
 (b) Liens....................................................................17
 (c) Modifications of Receivables or Contracts................................17
 (d) Sale Characterization....................................................17
 (e) Capital Structure and Business...........................................18
 (f) Actions Affecting Rights.................................................18
 (g) ERISA....................................................................18
 (h) Change to Credit and Collection Policies.................................18
 (i) Adverse Tax Consequences.................................................18
 (j) No Proceedings...........................................................18
 (k) Debt 18
 (l) Mergers, Acquisitions, Etc...............................................19
 4.04 Breach of Representations, Warranties or Covenants......................20
ARTICLE V  INDEMNIFICATION....................................................21
SECTION 5.01 Indemnification..................................................21
ARTICLE VI  [Intentionally Omitted]...........................................23
ARTICLE VII  [Intentionally Omitted]..........................................23
ARTICLE VIII  MISCELLANEOUS...................................................23
SECTION 8.01 Notices..........................................................23
SECTION 8.02 No Waiver; Remedies..............................................24
SECTION 8.03 Successors and Assigns...........................................24
SECTION 8.04 Termination; Survival of Obligations.............................24
SECTION 8.05 Complete Agreement; Modification of Agreement....................25
SECTION 8.06 Amendments and Waivers...........................................25
SECTION 8.07 Governing Law; Consent To Jurisdiction;Waiver Of Jury Trial......25
SECTION 8.08 Counterparts.....................................................27
SECTION 8.09 Severability.....................................................27
SECTION 8.10 Section Titles...................................................27
SECTION 8.11 No Setoff........................................................27
SECTION 8.12 Confidentiality..................................................27
SECTION 8.13 Further Assurances..............................................28
SECTION 8.14 Fees and Expenses................................................28





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                                                INDEX OF APPENDICES

Exhibit 2.01(a)   Form of Receivables Assignment
Exhibit 2.03      Form of Parent Agreement
Exhibit 2.05      Form of Levi Strauss Europe Notice and Acknowledgment
Exhibit 3.01(a)   Form of Officer' Certificate to Solvency (Originator)

Schedule  2.01(c) Originator Accounts
Schedule 4.01(b)Executive Offices; Collateral Locations;Corporate or other Names
Schedule  4.01(d) Litigation
Schedule  4.01(h) Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule  4.01(i) Tax Matters
Schedule  4.01(j) Intellectual Property Infringements
Schedule  4.01(m) ERISA Plans
Schedule  4.01(t) Deposit and Disbursement Accounts
Schedule  4.03(b) Existing Liens
Schedule  4.03(k) Existing Debt

Annex X           Definitions
Annex Y            Schedule of Documents


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     THIS  RECEIVABLES  TRANSFER  AGREEMENT  ("Agreement") is entered into as of
September 1, 1999, by and among Cone Mills Corporation, a North Carolina corporation ("Cone Mills"), any other Originators that are or may hereafter become a party to this Agreement (Cone Mills and such other Originators herein individually called an "Originator" and collectively the "originators"), and Cone Receivables II LLC, a North Carolina limited liability company ("CRLLC").
                                   RECITALS

     A. CRLLC is a special purpose limited liability company owned by the Independent Member, Cone Mills and one or more Subsidiaries of Cone Mills.
     B. CRLLC has been formed for the sole purpose of purchasing, or otherwise acquiring by capital contribution, and reselling to the Purchaser, all or substantially all of the trade receivables originated by each Originator.
     C. Each Originator intends to sell, and CRLLC intends to purchase, such trade receivables, from time to time, as described herein.
     D. In addition, Cone Mills or any other Originator that is a Stockholder of CRLLC (Cone Mills and any such Originator individually a "Stockholder Originator" and collectively the "Stockholder Originators") may, from time to time, contribute capital to CRLLC in the form of Contributed Receivables or cash.
                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                                    ARTICLE I

                          DEFINITIONS AND INTERPRETATION

     SECTION 1.01 Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.
     SECTION 1.02 Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

                                                ARTICLE II

                                         TRANSFERS OF RECEIVABLES

                  SECTION 2.01       Agreement to Transfer.

     (a) Receivables Transfers. Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the extent specifically provided herein) or, in the case of any Stockholder Originator, sell or contribute, to CRLLC on the Closing Date and on each Business Day thereafter (each such date, a "Transfer Date") all Approved Receivables owned by it on each such Transfer Date, and CRLLC agrees to purchase or acquire as a capital contribution all such Approved Receivables on each such Transfer Date. All such Transfers by any Originator shall be evidenced by a certificate of assignment from such Originator to CRLLC substantially in the form of Exhibit 2.01(a) (each, a "Receivables Assignment," and collectively, the "Receivables Assignments"), and each Originator and CRLLC shall execute and deliver a Receivables Assignment on or before the Closing Date.
     (b) Determination of Sold Receivables. On and as of each Transfer Date, those Approved Receivables sold to, and purchased by, CRLLC shall consist of (i) all Approved Receivables owned by each Restricted Originator and (ii) those Approved Receivables owned by each Stockholder Originator and identified by the Servicer for sale to CRLLC (each such Receivable individually, a "Sold Receivable," and collectively, the "Sold Receivables"). The Sale Price of all Sold Receivables shall not exceed the amount of cash available to CRLLC for the payment thereof.
     (c) Payment of Purchase Price. In consideration for each Sale of Sold Receivables hereunder, CRLLC shall pay to the Originator thereof on the Transfer Date therefor the Sale Price therefor in Dollars in immediately available funds. Each payment by CRLLC under this Section 2.01(c) shall be effected by means of a wire transfer not later than 12:00 p.m. (New York time) on the day when due to the Originator Account or Accounts specified by Cone Mills to CRLLC for such payment.
  (d) Determination of Contributed Receivables. With respect to any Stockholder Originator and on and as of any Transfer Date, those Approved
Receivables contributed to CRLLC as a capital contribution shall consist of all Approved Receivables owned by such Stockholder Originator as of such Transfer Date (i) that have not been identified as Sold Receivables pursuant to Section 2.01(b) and (ii) with respect to which an Election Notice has not been delivered to CRLLC (each such contributed Receivable individually, a "Contributed Receivable," and collectively, the "Contributed Receivables"). Any Stockholder Originator electing not to contribute Receivables to CRLLC on any Transfer Date shall deliver to CRLLC not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of such election (each such notice, an "Election Notice").
     (e) Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, CRLLC shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.
     (f) Reconstruction of General Trial Balance. If at any time any Originator fails to generate its General Trial Balance, CRLLC shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables and Contributed Receivables can be made pursuant to Sections 2.01(b) and 2.01(d). Each Originator agrees to cooperate with such reconstruction, including by delivery to CRLLC, upon CRLLC's request, of copies of all Contracts and Records.
     (g) Servicing of Receivables. So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 11.02 of the Purchase Agreement, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of the Purchase Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of CRLLC, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of the Purchase Agreement.
     SECTION 2.02 Grant of Security Interest. The parties hereto intend that each Transfer shall constitute a purchase and sale or capital contribution, as applicable, and not a loan. Notwithstanding anything to the contrary set forth in this Section 2.02, if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a purchase and sale or capital contribution, as applicable, then the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that each Originator shall be deemed to have granted, and each Originator does hereby grant, to CRLLC a first priority Lien in and to all of such Originator's right, title and interest in, to and under all Transferred Receivables.
     SECTION 2.03 Parent Agreement; Addition of Originators. Cone Mills hereby undertakes and agrees, to and for the benefit of CRLLC, to cause the due and punctual performance and observance by each Selling Subsidiary of all of the terms, conditions, agreements and undertakings on the part of such Selling Subsidiary to be performed or observed by it hereunder or under any other Related Document and, prior to or concurrently with the first Selling Subsidiary becoming an Originator, shall execute and deliver to CRLLC an agreement substantially in the form of Exhibit 2.03 (the "Parent Agreement") to more fully evidence such undertaking. Any Subsidiary or Affiliate of Cone Mills may become an Originator hereunder upon satisfaction of the Rating Agency Condition with respect thereto. Cone Mills and any such Subsidiary or Affiliate shall give prior written notice of any such proposed addition to CRLLC and the Operating Agent. Upon provision of such notice, any addition of a Subsidiary or Affiliate of Cone Mills as an Originator pursuant to this section shall become effective on the first Business Day following the date on which (a) the Rating Agency Condition has been satisfied with respect thereto, (b) such new Originator and the parties hereto shall have executed and delivered, at such new Originator's sole cost and expense, such further agreements, instruments and other documents, each in form and substance satisfactory to CRLLC and the Operating Agent, that CRLLC or the Operating Agent reasonably determines are necessary or appropriate to effect such addition, and (c) CRLLC and the Operating Agent shall have given their prior written consent to any such proposed addition. From and after the effective date of any such addition, any reference to an "Originator" in this Agreement shall include any Subsidiary or Affiliate of Cone Mills added as an Originator pursuant to this Section 2.03.
                  SECTION 2.04       Termination of Status as an Originator.
     (a) At any time when two or more Originators are parties hereto, an Originator may terminate its obligations as an Originator hereunder (each such Originator, a "Terminating Originator") if:
     (i) such Terminating Originator shall have given CRLLC and the Operating Agent not less than 60 days' prior written notice of its intention to terminate;
     (ii) (A) an Authorized Officer of the Terminating Originator shall have certified to CRLLC, and (B) an Authorized Officer of CRLLC shall have certified to the Operating Agent, that the termination by the Terminating Originator of its status as an Originator will not have a Material Adverse Effect;
     (iii) both immediately before and after giving effect to the termination by the Terminating Originator, no Incipient Termination Event or Termination Event shall have occurred and be continuing or shall reasonably be expected to occur as a result of such termination;
     (iv) both immediately before and after giving effect to the termination by the Terminating Originator, no Purchase Excess shall exist; and
     (v) CRLLC shall have consented, in writing, to the termination of the obligations of such Terminating Originator hereunder and delivered to the Operating Agent the Officer's Certificate of such Terminating Originator identified in clause (a)(ii)(A) above.

     Any termination by a Terminating Originator shall become effective on the first Business Day following the day on which the requirements of clauses (a)(i) through (a)(v) above shall have been satisfied (or such later date specified in any notice or certificate referred to in such clauses). Any termination by a Terminating Originator shall terminate its rights and obligations hereunder; provided, that any such termination shall not relieve such Terminating Originator of obligations that relate to Transferred Receivables originated by, or obligations of, such Terminating Originator prior to the effective date of such termination, including any and all obligations of such Terminating Originator to CRLLC under Sections 4.02(o), 4.04, 5.01 and 8.14.
     (b) An Originator's right and obligation to sell its Receivables to CRLLC shall terminate immediately if such Originator ceases to be a Subsidiary or Affiliate of Cone Mills; provided, that any such termination shall not relieve such Originator of obligations that relate to Transferred Receivables originated by, or obligations of, such Originator prior to the effective date of such termination, including any and all obligations of such Originator to CRLLC under Sections 4.02(o), 4.04, 5.01 and 8.14.
     SECTION 2.05 Transfers of Levi Strauss Europe Receivables. Receivables owed by Levi Strauss Europe shall not be transferred hereunder unless and until the Foreign Receivable Election Date has occurred and the owner of such Receivables (if not already an Originator) becomes an Originator pursuant to Section 2.03 hereof. In addition, prior to any Receivable owed by Levi Strauss Europe to any Originator becoming an Eligible Foreign Receivable, such Originator shall send to Levi Strauss Europe a one-time written notice of such Originator's transfer of such Receivable to CRLLC and of CRLLC's re-transfer of such Receivable to Purchaser and such Originator shall obtain Levi Strauss' written acknowledgment of its receipt of such notice. Each such notice shall be in the form of Exhibit
2.05 (properly completed). No later than the fifteenth (15th) Business Day of each fiscal month, each such Originator shall provide the Operating Agent with a detailed report of all Receivables owed by Levi Strauss Europe that were outstanding as of the end of the immediately preceding fiscal month (including invoice numbers).

                                                    ARTICLE III

                                               CONDITIONS PRECEDENT

     SECTION 3.01 Conditions to Initial Transfer. The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by each of CRLLC and the Operating Agent):
     (a) Transfer Agreement; Other Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Originator and CRLLC, and CRLLC shall have received such documents, instruments, agreements and legal opinions as CRLLC shall request in connection with the transactions contemplated by this Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to CRLLC.
     (b)   Governmental   and  Other   Approvals.   CRLLC  shall  have  received
(i)satisfactory evidence that the Originators have obtained all required consents and approvals of all Persons, including the Credit Facility Lender and all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii)an Officer's Certificate from each Originator in form and substance satisfactory to CRLLC affirming that no such consents or approvals are required.
     (c) Compliance with Laws. Each Originator shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 4.02(f).
     (d) Purchase Agreement Conditions. Each of those conditions precedent set forth in Article III of the Purchase Agreement shall have been satisfied or waived in writing as provided therein.
     SECTION 3.02 Conditions to all Transfers. Each Transfer hereunder (including the initial Transfer) shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:
     (a) the representations and warranties of each Originator contained herein or in any other Related Document shall be true and correct as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;
     (b) no Incipient Termination Event or Termination Event shall have occurred and be continuing or would result after giving effect to such Transfer or the application of the Sale Price therefor;
     (c) each Originator shall be in compliance with each of its covenants and other agreements set forth herein; and
     (d) each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to CRLLC as CRLLC may request.
     The contribution by any Originator of any Contributed Receivable or the acceptance by any Originator of the Sale Price for any Sold Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions in this
Section 3.02 have been satisfied.
                                                    ARTICLE IV

                                     REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 4.01 Representations and Warranties of the Originators. To induce CRLLC to purchase the Sold Receivables and to acquire the Contributed Receivables, each Originator makes the following representations and warranties to CRLLC, each and all of which shall survive the execution and delivery of this Agreement.
     (a) Corporate Existence; Compliance with Law. Each Originator (i) is a corporation or limited liability company duly organized and validly existing under the laws of its jurisdiction of incorporation or organization; (ii) is duly qualified to conduct business in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate or other power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(v) is in compliance with its charter and its bylaws or operating agreement (as the case may be); and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     (b) Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. As of the Closing Date, the current location of each Originator's chief executive office, principal place of business, and other offices are set forth in Schedule 4.01(b) and none of such locations have changed within the past 12 months. During the prior five years (or such shorter time as such Originator has been in existence), except as set forth in Schedule 4.01(b), no Originator has been known as or used any corporate, fictitious or trade name. In addition,
Schedule 4.01(b) lists the federal employer identification number of each Originator.
     (c) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Originator of this Agreement and the other Related Documents to which it is a party and the creation of all Liens provided for herein and therein and, solely with respect to clause (vii) below, the exercise by CRLLC, the Purchaser, the Operating Agent or the Collateral Agent of any of its rights and remedies under any Related Document to which it is a party: (i)are within such Person's corporate or other power; (ii) have been duly authorized by all necessary or proper corporate or other action; (iii) do not contravene any provision of such Person's charter, bylaws or operating agreement (as the case may be); (iv)do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi)do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (vii)do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Related Documents shall have been duly executed and delivered by each Originator that is a party thereto and each such Related Document shall then constitute a legal, valid and binding obligation of such Originator enforceable against it in accordance with its terms.
     (d) No Litigation. No Litigation is now pending or, to the knowledge of any
Originator,   threatened   against  any  Originator  that   (i)challenges   any
Originator's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer, Purchase or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii)has a reasonable risk of being determined adversely to any Originator and that, if so determined, could have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $500,000 or injunctive relief against, or alleges criminal misconduct by, any Originator.
     (e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Originator is and will be Solvent.
     (f) Material Adverse Effect.  Between January 3, 1999 and the Closing Date,
(i)no Originator has incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by any Originator or has become binding upon any Originator's assets and no law or regulation applicable to any Originator has been adopted that has had or could reasonably be expected to have a Material Adverse Effect on such Originator, and (iii) no Originator is in default and no third party is in default under any material contract, lease or other agreement or instrument to which any Originator is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between January 3, 1999 and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.
     (g) Ownership of Receivables; Liens. Each Originator owns each Receivable originated by it free and clear of any Adverse Claim (other than Permitted Encumbrances) and, from and after each Transfer Date, CRLLC will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date, free and clear of any Adverse Claim or restrictions on transferability. As of the Closing Date, none of the properties and assets of any Originator are subject to any Adverse Claims other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Originator that may result in any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator's right, title and interest in and to the Receivables originated by it and its other properties and assets.
     (h) Ventures, Subsidiaries and Affiliates; Outstanding Stock. Except as set forth in Schedule 4.01(h), no Originator has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Originator which is a Subsidiary of Cone Mills is owned by Cone Mills in the amounts set forth on
Schedule  4.01(h).  Except  as set  forth  on  Schedule  4.01(h),  there  are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Originator may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.
     (i) Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Originator have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 4.02(l). Proper and accurate amounts have been withheld by each Originator from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth as of the Closing Date (i) those taxable years for which any Originator's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described on Schedule 4.01(i), no Originator has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. None of the Originators and their respective predecessors are liable for any charges:  (A) under  any agreement  (including  any tax sharing  agreements)  or
(B) to the best of each Originator's knowledge, as a transferee. As of the Closing Date, no Originator has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.
     (j) Intellectual Property. As of the Closing Date, each Originator owns or has rights to use all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person. Except as set forth in Schedule 4.01(j), no Originator is aware of any infringement or claim of infringement by others of any intellectual property of any Originator.
     (k) Full Disclosure. No information contained in this Agreement, any of the other Related Documents, or any written statement furnished by or on behalf of any Originator to CRLLC, the Purchaser, the Operating Agent or the Collateral Agent pursuant to the terms of this Agreement or any of the other Related Documents (other than Projections) contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Projections are based upon the estimates and assumptions stated therein, all of which Cone Mills believes to be reasonable and fair in light of current conditions and current facts known to Cone Mills and, as of the Closing Date, reflect Cone Mills' good faith and reasonable estimate of the future financial condition and performance of Cone Mills and its Subsidiaries and of the other information projected therein for the period covered thereby.
     (l) Notices to Obligors. Each Originator has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Lockbox Account. (m) ERISA. (i)
Schedule 4.01(m) lists all Plans and separately identifies all Pension Plans, including all Title IV Plans, Multi-employer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA. No Originator or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Originator or ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 4975 of the IRC, in connection with any Plan that would subject any Originator to a material tax on prohibited transactions imposed by
Section 4975 of the IRC. (ii) Except as set forth in Schedule 4.01(m): (A) no Title IV Plan has any Unfunded Pension Liability; (B) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (C) there are no pending or, to the knowledge of any Originator, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan which if adversely determined could have a Material Adverse Effect; (D) no Originator or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multi-employer Plan;
(E) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Originator or ERISA Affiliate;
(F) Stock of all Originators and their ERISA Affiliates makes up, in the aggregate, no more than 10% of the assets of any Plan, measured on the basis of fair market value as of the last valuation date of any Plan; and (G) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency. (n) Brokers. No broker or finder acting on behalf of any Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Originator has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith. (o) Margin Regulations. No Originator is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Originator owns any Margin Stock, and no portion of the proceeds of the Sale Price for any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Originator will take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board. (p) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law. (q) Securities Act and Investment Company Act Exemptions. Each purchase of Transferred Receivables under this Agreement will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act. (r) Government Regulation. No Originator is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. No Originator is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder. The purchase or acquisition of the Transferred Receivables by CRLLC hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission. (s) Books and Records; Minutes. The bylaws or the certificate or articles of incorporation of each Originator require it to maintain (i) books and records of account and
(ii) minutes of the meetings and other proceedings of its Stockholders and board of directors. (t) Deposit and Disbursement Accounts. Schedule 4.01(t) lists all banks and other financial institutions at which each Originator maintains deposit or other bank accounts as of the Closing Date, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. (u) Representations and Warranties in Other Related Documents. Each of the
representations and warranties of each Originator contained in the Related Documents (other than this Agreement) is true and correct in all material respects and such Originator hereby makes each such representation and warranty to, and for the benefit of, the Purchaser, the Operating Agent and the Collateral Agent as if the same were set forth in full herein. (v) Receivables. With respect to each Transferred Receivable designated as an Eligible Receivable in any Investment Base Certificate delivered on or after the Transfer Date of such Transferred Receivable: (i) such Receivable satisfies the criteria for an Eligible Receivable; (ii) prior to its Transfer to CRLLC such Receivable was owned by the Originator thereof free and clear of any Adverse Claim (other than Permitted Encumbrances), and such Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, CRLLC will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator; (iii) the Transfer of each such Receivable by the Originator thereof pursuant to the Receivables Assignment executed by such Originator and this Agreement constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to CRLLC of all right, title and interest of such Originator in and to such Receivable; and (iv) the Originator of such Receivable has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect. (w) Nonavoidability of Transfers. Each Originator shall, as applicable, (i) have transferred each
Contributed Receivable originated by it as a contribution to the capital of CRLLC and (ii) (A) have sold each Sold Receivable originated by it for cash consideration and (B) have transferred any Eligible Receivables pursuant to clause (b) of Section 4.04, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. Each Sale of a Sold Receivable effected pursuant to the terms of this Agreement shall not have been made for or on account of an antecedent debt owed by the Originator thereof to CRLLC and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations. (x) Year 2000 Problems. Each Originator has completed a Year 2000 Assessment and has prepared a Year 2000 Corrective Plan, and on or before October 31, 1999 each Originator shall have completed all Year 2000 Corrective Actions and Year 2000 Implementation Testing and shall have eliminated all Year 2000 Problems except where the failure to eliminate the same could not reasonably be expected to have a Material Adverse Effect. The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to CRLLC, any subsequent assignment of the Transferred Receivables by CRLLC, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables. SECTION 4.02 Affirmative Covenants of the Originators. Each Originator covenants and agrees that, unless otherwise consented to by CRLLC and the Operating Agent, from and after the Closing Date and until the Termination Date: (a) Offices and Records. Each Originator shall maintain its principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in
Schedule 4.01(b) or, upon 30 days' prior written notice to CRLLC, at such other location in a jurisdiction where all action requested by CRLLC, the Purchaser, the Operating Agent or the Collateral Agent pursuant to Section 8.13 shall have been taken with respect to the Transferred Receivables. Each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto. (b) Access. Each Originator shall, during normal business hours, from time to time upon five Business Day's prior notice and as frequently as CRLLC or the Servicer determines to be appropriate:
(i) provide CRLLC or the Servicer and any of their respective officers, employees and agents access to its properties (including properties of such Originator utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of each Originator, (ii) permit CRLLC or the Servicer and any of their respective officers, employees and agents, to inspect, audit and make extracts from such Originator's books and records, including all Records maintained by such Originator, (iii) permit CRLLC or the Servicer and their respective officers, employees and agents, to inspect, review and evaluate the Transferred Receivables of any Originator, and (iv) permit CRLLC or the Servicer and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or such Originator's performance under this Agreement or the affairs, finances and accounts of such Originator with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If (A) an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or (B) the Operating Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems the Purchaser's rights or interests in the Transferred Receivables or the Seller Collateral insecure, each such Originator shall provide such access to CRLLC, the Servicer, the Operating Agent or the Collateral Agent and their respective officers, employees and agents at all times and without advance notice and shall provide CRLLC, the Servicer, the Operating Agent or the Collateral Agent with access to its suppliers and customers. Each Originator shall make available to CRLLC or the Servicer, and, if an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Operating Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems the Purchaser's rights or interests in the Transferred Receivables or the Seller Collateral
insecure, the Operating Agent or the Collateral Agent, and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by such Originator, that CRLLC, the Servicer, the Operating Agent or the Collateral Agent, as applicable, may request. Each Originator shall deliver any document or instrument necessary for CRLLC, the Servicer, the Operating Agent or the Collateral Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Originator. (c) Communication with Accountants. Each Originator authorizes CRLLC, the Servicer, the Operating Agent and the Collateral Agent to communicate directly with its independent certified public accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to CRLLC, the Servicer, the Operating Agent and the Collateral Agent any and all financial statements and other supporting financial documents, schedules and information relating to any Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Originator. Each Originator agrees to render to CRLLC, the Servicer, the Operating Agent and the Collateral Agent at such Originator's own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, each Originator shall, promptly upon request therefor, assist CRLLC in delivering to the Operating Agent and the Collateral Agent Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request. (d) Compliance With Credit and Collection Policies. Each Originator shall comply in all material respects with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts. (e) Assignment. Each Originator agrees that, to the extent permitted under the Purchase Agreement, CRLLC may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section
4.04. Each Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of CRLLC, all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.02(o), 4.04, 5.01 and 8.14. (f) Compliance with Agreements and Applicable Laws. Each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities, margin regulations, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. (g) Maintenance of Existence and Conduct of Business. Each Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises;
(ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and bylaws; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate and trade names as are set forth in Schedule 4.01(b). (h) Notice of Material Event. Each Originator shall promptly inform CRLLC in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, such Originator proposes to take with respect thereto: (i) any Litigation commenced or threatened against any Originator or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $500,000, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Originator or ERISA Affiliate in connection with any Plan, (D) alleges criminal misconduct by any Originator, or
(E) would, if determined adversely, have a Material Adverse Effect; (ii) the commencement of a case or proceeding by or against any Originator seeking a decree or order in respect of any Originator (A) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law,
(B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any Originator or for any substantial part of such Person's assets, or (C) ordering the winding-up or liquidation of the affairs of any Originator; (iii) the receipt of notice that (A) such Originator is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of such Originator's business is to be, or may be, suspended or revoked, or (C) such Originator is to cease and desist any practice, procedure or policy employed by such Originator in the conduct of its business if such cessation may have a Material Adverse Effect; (iv) (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable designated as an Eligible Receivable in an Investment Base Certificate or otherwise was not an Eligible Receivable at the time of such designation; or (v) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.
(i) Use of Proceeds. Each Originator shall utilize the proceeds of the Sale Price obtained by it for each Sale made by it hereunder solely for general corporate purposes (including the retirement or repayment of third party debt) and to pay any related expenses payable by such Originator under this Agreement and the other Related Documents in connection with the transactions contemplated hereby and thereby and for no other purpose. (j) Separate Identity. (i) Each Originator shall maintain corporate records and books of account separate from those of CRLLC. (ii) The financial statements of Cone Mills and its consolidated Subsidiaries shall disclose the effects of each Originator's transactions in accordance with GAAP and, in addition, disclose that (A) CRLLC's sole business consists of the purchase or acceptance through capital contribution of the Receivables from the Originators and the subsequent resale of such Receivables to the Purchaser, (B) CRLLC is a separate business entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of CRLLC's assets prior to any value in CRLLC becoming available to CRLLC's equityholders and (C) the assets of CRLLC are not available to pay creditors of any Originator or any other Affiliate of such Originator. (iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records. (iv) Each Originator shall maintain an arm's-length relationship with CRLLC and shall not hold itself out as being liable for the Debts of CRLLC. (v) Each Originator shall keep its assets and its liabilities wholly separate from those of CRLLC. (vi) Each Originator shall conduct its business solely in its own name through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of such Originator.
(vii) Each Originator shall not mislead third parties by conducting or appearing to conduct business on behalf of CRLLC or expressly or impliedly representing or suggesting that such Originator is liable or responsible for the Debts of CRLLC or that the assets of such Originator are available to pay the creditors of CRLLC. (viii) Each Originator shall cause operating expenses and liabilities of CRLLC to be paid from CRLLC's own funds. (ix) Each Originator shall at all times have stationery and other business forms and a mailing address and telephone number separate from those of CRLLC. (x) Each Originator shall at all times limit its transactions with CRLLC only to those expressly permitted hereunder or under any other Related Document. (xi) Each Originator shall comply with (and cause to be true and correct) each of the facts and assumptions pertaining to such Originator contained in the opinion of Schell Bray Aycock Abel & Livingston P.L.L.C. delivered pursuant to the Schedule of Documents. (k) ERISA. Each Originator shall give CRLLC and the Operating Agent prompt written notice of any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA. (l) Payment, Performance and Discharge of Obligations. (i) Subject to Section 4.02(l)(ii), each Originator shall pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all taxes, assessments and governmental charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due. (ii) Each Originator may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 4.02(l)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such
Originator in accordance with GAAP if and to the extent determined to be material under GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) no Lien may be imposed to secure payment of such charges or claims other than inchoate tax liens and (D) CRLLC has advised Originators in writing that CRLLC reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.
(m)  Deposit  of  Collections.  Each  Originator  shall  deposit  and  cause its
Subsidiaries to deposit or cause to be deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables.
(n) Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change. (o) Adjustments to Sale Price. If on any day the Billed Amount of any Transferred Receivable is reduced as a result of any Dilution Factors, and the amount of such reduction exceeds the amount, if any, of Dilution Factors taken into account in the calculation of the Sale Price for such Transferred Receivable, the Originator thereof shall make a cash payment to CRLLC in the amount of such excess by remitting such amount to the Collection Account in accordance with the terms of the Purchase Agreement. (p) Year 2000 Compliance. On or prior to October 31, 1999, each Originator shall complete Year 2000 Corrective Actions and Year 2000 Implementation Testing and shall eliminate all Year 2000 Problems except where the failure to eliminate the same could not reasonably be reported to have a Material Adverse Effect. SECTION 4.03 Negative Covenants of the Originators. Each Originator covenants and agrees that, without the prior written consent of CRLLC and the Operating Agent, from and after the Closing Date and until the Termination Date: (a) Sale of Assets. No Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including any Transferred Receivable or Contract therefor, any of its rights with respect to any Lockbox or Lockbox Account (except (i) the sale or other disposition of properties or assets (other than any Transferred Receivables or Contract therefor) in the ordinary course of business and (ii) as otherwise expressly permitted by this Agreement or any of the other Related Documents). (b) Liens. No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables or any of its other properties or assets (whether now owned or hereafter acquired) except for (i) the Liens set forth in Schedule 4.03(b), (ii) other Permitted Encumbrances, and (iii) other Liens permitted by Section 4.03(l)(5)(y). (c) Modifications of Receivables or Contracts. No Originator shall extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor. (d) Sale Characterization. No Originator shall make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than (i) with respect to the Sale of each Sold Receivable originated by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to CRLLC and (ii) with respect to the Transfer of each Contributed Receivable originated by it, as a contribution to the stated capital of CRLLC. (e) Capital Structure and Business. No Originator shall (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect,
(ii) make any change in its capital structure as described on Schedule 4.01(h), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, in any or all such cases that could have or result in a Material Adverse Effect or
(iii) amend, supplement or otherwise modify its certificate or articles of incorporation or bylaws in a manner that could have or result in a Material Adverse Effect. No Originator shall engage in any business other than the businesses currently engaged in by it. (f) Actions Affecting Rights. No Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; (ii) waive or alter any rights with respect to the Transferred Receivables (or any agreement or instrument relating thereto); or
(iii) fail to pay any tax, assessment, charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of CRLLC to and the sole record and beneficial ownership interest of CRLLC in the Transferred Receivables or, prior to their Transfer hereunder, such Originator's right, title or interest therein.
(g) ERISA. No Originator shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA. (h) Change to Credit and Collection Policies. No Originator shall fail to comply with, and no material change shall be made to, the Credit and Collection Policies without the prior written consent of CRLLC and the Operating Agent. (i) Adverse Tax Consequences. No Originator shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to CRLLC, the Purchaser or holders of the Commercial Paper who are residents of the United States of America to withholding taxation. (j) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper allocable to CRLLC with the latest maturity has been indefeasibly paid in full in cash, no Originator shall, directly or indirectly, institute or cause to be instituted against CRLLC any proceeding of the type referred to in Sections 9.01(c) and 9.01(d) of the Purchase Agreement. (k) Debt. No Originator shall create, incur, assume or permit to exist any Debt (other than Debt of a type described in parts (f) or (g) of the definition of such term in Annex X) except (i) Debt of such Originator to CRLLC, any Affected Party, any Purchaser Indemnified Person, or any other Person expressly permitted by this Agreement or any other Related Document, (ii) deferred taxes, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent permitted under applicable law, (iv) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (v) unsecured Debt arising out of the Credit Facility, (vi) existing Debt described on Schedule 4.03(k), (vii) Debt incurred or assumed for the purpose of financing all or any part of such Originator's cost of acquiring any fixed asset provided that the aggregate outstanding principal amount of all such Debt for any and all Originator's combined shall not exceed $1,000,000 at any one time; (viii) any other unsecured Debt, non-recourse  Debt and  Capital  Lease  Obligations  (all such  unsecured  Debt, non-recourse Debt and Capital Lease Obligations being herein collectively referred to as the "New Debt") provided that (x) the aggregate allocated principal amount of such Capital Lease Obligations does not exceed $10,000,000 at any one time and (y) after giving effect to the incurrence of any New Debt, the ratio (expressed as a percentage) of (1) the total consolidated Debt (including without limitation New Debt) of Cone Mills and its Subsidiaries to
(2) the sum of the total  consolidated  Debt (including  without  limitation New
Debt) of Cone Mills and its Subsidiaries plus the consolidated Net Worth of Cone Mills and its Subsidiaries shall not exceed 65%, and (ix) any refinancings, amendments or modifications of any of the Debt permitted pursuant to clause (vi) or (vii) above which does not have the effect of increasing the principal amount thereof (other than to add accrued interest, fees or related expenses to such principal amount). (l) Mergers, Acquisitions, Etc. No Originator shall merge or consolidate with or into, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owed or hereafter acquired) to, or acquire all or substantially all of the assets or Stock of, any other Person (whether in one transaction or in a series of transactions), except that (i) any Originator may merge or consolidate with another Originator (ii) any Subsidiary of Cone Mills may merge or consolidate with any Originator so long as such Originator is the surviving entity from such transaction, (iii) any Originator may convey, lease, transfer or otherwise dispose of any of its assets to any other Originator, (iv) any Originator may acquire all or substantially all of the assets or Stock of any other Person which is a Subsidiary of Cone Mills immediately prior to such acquisition, and (v) any Originator may acquire all or substantially all of the assets or Stock of any other Person (the "Target") in any transaction (a "Permitted Acquisition") which satisfies each and every of the following conditions: (1) The Operating Agent shall have received not less than ten (10) days' prior written notice of such Permitted Acquisition; (2) The Target shall be engaged in a business of the same type as is engaged in by such Originator; (3) Such Permitted Acquisition shall be consensual and shall have been approved by the Target's Board of Directors (or other comparable governing body); (4) The aggregate consideration paid or payable in connection with all Permitted Acquisitions consummated during any particular Fiscal Year shall not exceed $30,000,000; (5) Upon the consummation of such Permitted Acquisition, the business and assets being acquired in such Permitted Acquisition shall be free and clear of all Liens other than (x) Permitted Encumbrances and (y) other Liens on assets (other than Receivables) of the Target granted to secure Debt having an aggregate outstanding principal balance of not more than $5,000,000; (6) Such Originator shall be the surviving entity from the Permitted Acquisition; (7) Not less than ten (10) days prior to the consummation of such Permitted Acquisition,
(x) the Operating Agent shall have received a pro forma balance sheet, income statement and cash flow statement of Cone Mills and its Subsidiaries (collectively, the "Acquisition Pro Forma") based on the most recent quarterly financial statements of Cone Mills and its Subsidiaries delivered to the
Operating Agent pursuant to Annex 5.02(a) of the Purchase Agreement, which Acquisition Pro Forma shall be complete and shall fairly present the financial condition of Cone Mills and its Subsidiaries after giving effect to such Permitted Acquisition and the Acquisition Pro Forma for such Permitted Acquisition shall reflect that the Seller's and the Originators' average daily aggregate borrowing or other credit availability under the Purchase Agreement and the Credit Facility for the 90-day period immediately preceding the consummation of such Permitted Acquisition would have exceeded $25,000,000 on a pro forma basis taking into account such Permitted Acquisition, and (y) the Operating Agent also shall have received balance sheet, income statement and cash flow statement projections for Cone Mills and its Subsidiaries for the 12-month period immediately following such Permitted Acquisition (collectively, the "Acquisition Projections"), which Acquisition Projections shall be based on reasonable assumptions and shall reflect that the Seller's and the Originators' average daily aggregate borrowing or other credit availability under the Purchase Agreement and the Credit Facility for the 90-day period immediately following the consummation of such Permitted Acquisition shall not be less than $25,000,000; (8) Prior to the consummation of such Permitted Acquisition, the Operating Agent shall have received a copy of all of the final definitive agreements for such Permitted Acquisition; and (9) At the time of and after giving effect to the consummation of such Permitted Acquisition, no Termination Event or Incipient Termination Event shall have occurred and be continuing; provided that, in the case of any Permitted Acquisition in which the aggregate consideration paid or payable by the applicable Originator is less than $2,500,000, the conditions specified in items (1) and (7) above shall not apply and the conditions specified in item (8) above may be satisfied within a reasonable time after such Permitted Acquisition is consummated. SECTION 4.04 Breach of Representations, Warranties or Covenants. Upon discovery by any Originator or CRLLC of any breach of any representation, warranty or covenant described in Sections 4.01, 4.02 or 4.03 (other than a representation, warranty or covenant relating to the absence of Dilution Factors), which breach is reasonably likely to have a material adverse effect on the value of a Transferred Receivable or the interests of CRLLC therein, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The Originator that breached such representation, warranty or covenant shall, if requested by notice from CRLLC, on the first Business Day following receipt of such notice, take one of the following actions with respect to such Transferred Receivable (it being specifically understood and agreed that, while such Originator shall be obligated to take one of the following actions if requested by notice from CRLLC, such Originator shall have the right to elect which of such actions shall be taken by such Originator) (a) repurchase such Transferred Receivable from CRLLC for cash, (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to CRLLC on such Business Day, or (c) in the case of any Stockholder Originator, make a capital contribution in cash to CRLLC by remitting the amount (the "Rejected Amount") of such capital contribution to the Collection Account in accordance with the terms of the Purchase Agreement, in each case in an amount equal to the Billed Amount of such Transferred Receivable minus the sum of (A) Collections received in respect thereof and (B) the amount of any Dilution Factors taken into account in the calculation of the Sale Price therefor. Notwithstanding the foregoing, if any Receivable is not paid in full on account of any Dilution Factors, the Originator's repurchase obligation under this Section 4.04 with respect to such Receivable shall be reduced by the amount of any such Dilution Factors taken into account in the calculation of the Sale Price therefor. ARTICLE V INDEMNIFICATION SECTION 5.01 Indemnification. Without limiting any other rights that CRLLC, any of its assigns, or any of their respective Stockholders (excluding Stockholder Originators), officers, directors, employees, attorneys, agents or representatives (each, an "CRLLC Indemnified Person") may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each CRLLC Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such CRLLC Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided, that no Originator shall be liable for any indemnification to an CRLLC Indemnified Person to the extent that any such Indemnified Amounts result from (a) such CRLLC Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, (b) recourse for uncollectible or uncollected Transferred Receivables, or (c) any income tax or franchise tax incurred by any CRLLC Indemnified Person, except to the extent that the incurrence of any such tax results from a breach of or default under this Agreement or any other Related Document. Without limiting the generality of the foregoing, each Originator shall pay on demand to each CRLLC Indemnified Person any and all Indemnified Amounts relating to or resulting from: (a) reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered; (b) the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred
Receivable or Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation; (c) the failure to vest and maintain vested in CRLLC, or to Transfer to CRLLC, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;
(d) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms but excluding discounts to, or other Dilution Factors that reduce, the Billed Amount thereof), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by Cone Mills acting as the Servicer), except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of CRLLC; (e) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract; (f) any failure by such Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder, whether at the time of any such Transfer or at any subsequent time; (g) any failure by any Originator or the Servicer to perform, keep or observe any of their respective duties or obligations hereunder, under any other Related Document or under any Contract related to a Transferred Receivable, including the commingling of Collections with respect to Transferred Receivables by any Originator or the Servicer at any time with the funds of any other Person; (h) any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract, except to the extent any such investigation, Litigation or proceeding relates to a matter involving an CRLLC Indemnified Person for which neither such Originator nor any of its Affiliates is at fault, as finally determined by a court of competent jurisdiction; or (i) any claim brought by any Person other than an CRLLC Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables. NO CRLLC INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. ARTICLE VI [Intentionally Omitted] ARTICLE VII [Intentionally Omitted] ARTICLE VIII MISCELLANEOUS SECTION 8.01 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered
(a)upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 8.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided; provided, that each such declaration or other communication shall be deemed to have been validly delivered to the Collateral Agent under this Agreement upon delivery to the Operating Agent in accordance with the terms of this Section
8.01. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than CRLLC) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day. SECTION 8.02 No Waiver; Remedies. CRLLC's failure, at any time or times, to require strict performance by the Originators of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of CRLLC thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by CRLLC unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of CRLLC and directed to such Originator specifying such suspension or waiver. CRLLC's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that CRLLC may have under any other agreement, including the other Related Documents, by operation of law or otherwise. SECTION 8.03 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Originator and CRLLC and their respective successors and permitted assigns, except as otherwise provided herein. No Originator may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of CRLLC, the Purchaser, the Operating Agent and the Collateral Agent. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of CRLLC, the Purchaser, the Operating Agent and the Collateral Agent shall be void. Each Originator acknowledges that, to the extent permitted under the Purchase Agreement, CRLLC may assign its rights granted hereunder, including the benefit of any indemnities under Article V, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of CRLLC hereunder and, to the extent permitted under the Purchase Agreement, may in turn assign such rights. Each Originator agrees that, upon any such assignment, such assignee may enforce directly, without joinder of CRLLC, the rights set forth in this Agreement. All such assignees, including parties to the Purchase Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce CRLLC's rights and remedies under, this Agreement to the same extent as if they were parties hereto. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator and CRLLC with respect to the transactions contemplated hereby and, except for the Purchaser, the Operating Agent and the Collateral Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement. SECTION 8.04 Termination; Survival of Obligations. (a)This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date. (b)Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by CRLLC under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of CRLLC relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator to CRLLC, including those set forth in Sections 4.02(o), 4.04, 5.01 and 8.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator, and all rights of CRLLC hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date. On the Termination Date, this Agreement shall terminate (except to the extent otherwise expressly provided herein), all ownership interests or Liens of CRLLC in and to all Transferred Receivables shall be released by CRLLC and CRLLC shall promptly return any and all of the Transferred Receivables then in its possession to the appropriate Originators and shall execute such documents (including without limitation UCC-3=s) as the Originator may reasonably request to evidence such releases and terminations (provided that such documents shall be prepared and recorded at the Originator's expense); provided, that the rights and remedies pursuant to Sections 4.02(o), 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 8.03, 8.12 and
8.14 shall be continuing and shall survive the Termination Date and any termination of this Agreement. SECTION 8.05 Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 8.06. SECTION 8.06 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Purchaser, the Operating Agent and the Collateral Agent. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances. SECTION 8.07GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a)THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. (b)EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE CRLLC FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF CRLLC. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. (c)BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. SECTION 8.08 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. SECTION 8.09 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. SECTION 8.10 Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
SECTION 8.11 No Setoff. Each Originator's obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against CRLLC, the Purchaser, the Operating Agent or the Collateral Agent, all of which rights are hereby expressly waived by such Originator. SECTION 8.12 Confidentiality. (a)Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, each Originator and CRLLC agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any CRLLC Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an CRLLC Indemnified Person.
(b)Each Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of CRLLC and each Affected Party (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator shall consult with CRLLC and each Affected Party prior to the issuance of such news release or public announcement. Any Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement. (c)CRLLC agrees to use commercially reasonable efforts (equivalent to the efforts CRLLC applies to maintaining the confidentiality of its own confidential information) to maintain as confidential for a period of two (2) years following receipt thereof all confidential information provided to it by the Originators and designated as confidential, except that CRLLC may disclose such information (a) to Persons employed or engaged by CRLLC in evaluating, approving, structuring or administering the transactions contemplated by this Agreement; (b) to the Purchaser, the Operating Agent, the Collateral Agent or any other bona fide assignee or participant or potential assignee or participant of CRLLC that has agreed to comply with the covenant contained in this paragraph
(c) (and the Purchaser, the Operating Agent, the Collateral Agent and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by CRLLC to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of CRLLC's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Related Documents or in connection with any Litigation to which CRLLC is a party; or (f) which ceases to be confidential through no fault of CRLLC. SECTION 8.13 Further Assurances. (a)Each Originator shall, at its sole cost and expense, upon request of CRLLC, the Purchaser, the Operating Agent or the Collateral Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that CRLLC, the Purchaser, the Operating Agent or the Collateral Agent may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of CRLLC of any Transferred Receivable held by such Originator or in which such Originator has any rights not heretofore assigned and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document. Each Originator hereby authorizes CRLLC, the Purchaser, the Operating Agent or the Collateral Agent to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law. (b)If any Originator fails to perform  any  agreement  or  obligation  under this  Section  8.13,  CRLLC,  the
Purchaser, the Operating Agent or the Collateral Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of CRLLC, the Purchaser, the Operating Agent or the Collateral Agent incurred in connection therewith shall be payable by such Originator upon demand of CRLLC, the Purchaser, the Operating Agent or the Collateral Agent. SECTION 8.14 Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, Each Originator agrees, jointly and severally, to pay on demand all costs and expenses incurred by CRLLC in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the reasonable fees and out-of-pocket expenses of CRLLC's counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses of CRLLC, if any (including reasonable attorneys' fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents. (remainder of page intentionally left blank) 54 1 IN WITNESS WHEREOF, the parties have caused this Receivables Transfer Agreement to be executed by their respective duly authorized representatives, as
of  the  date  first  above   written.executed  by  their  respective  duly
authorized representatives, as of the date first above written.

                                           Cone Mills Corporation


                                           By ___/s/ David E. Bray____
                                           Name: David E. Bray
                                           Title: Treasurer

                                           3101 North Elm Street
                                           Greensboro, North Carolina 27415-6540
                                           Attention:  Treasurer
                                           Facsimile No.:  (336) 379-6043



                                           Cone Receivables II LLC


                                           By __Brandon Carrey__
                                           Name: Brandon Carrey
                                           Title: President

                                          c/o AMACAR Group, L.L.C.
                                          6525 Morrison Boulevard
                                          Suite 318
                                          Charlotte, North Carolina  28210
                                          Attention: Treasurer
                                          Telecopy: (706) 365-1362

                                          with a copy to:

                                         3101 North Elm Street, Third Floor
                                         Greensboro, North Carolina  27415-6540
                                         Attention:  Treasurer
                                         Facsimile No.:  (336) 379-6043